UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Under Rule 14a-12

MMA PRAXIS MUTUAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MMA PRAXIS MUTUAL FUNDS

MMA Praxis International Fund
303 Broadway, Suite 900
Cincinnati, Ohio 45202

Dear Valued Shareholder:

The proxy statement that accompanies this letter asks shareholders to approve a new sub-advisory agreement with the current investment sub-adviser of the MMA Praxis International Fund (the “Fund”).  The current investment sub-adviser is Evergreen Investment Management Company, LLC (the “Sub-Adviser”), which has served as investment sub-adviser to the Fund since January 1, 2004.

Under the Investment Company Act of 1940 (the “1940 Act”), which regulates mutual funds such as the Fund, sub-advisory agreements are required to terminate automatically when there is a change of control of the investment sub-adviser.  Fund shareholders must then approve a new agreement so that the fund may continue to receive sub-advisory services.  A merger transaction involving the Sub-Adviser’s parent company, which is expected to conclude before year end, may have caused such a change of control, and therefore a termination of the sub-advisory agreement that has been in effect since January 1, 2004.

In anticipation of that result, the Fund’s Board of Trustees (the “Trustees”) met by telephone and approved an interim sub-advisory agreement with the Sub-Adviser that took effect on October 20, 2008, upon an initial stage of the overall merger transaction.  The interim agreement will remain in effect for no more than 150 days.  The purpose of entering into the interim agreement was to ensure that a sub-advisory agreement remained in effect while giving the Fund time to obtain shareholder approval for a longer-term sub-advisory agreement with the Sub-Adviser.  At an in-person meeting of the Trustees on November 17, 2008, the Board of Trustees approved this new sub-advisory agreement for the Fund, and recommended that it be furnished to shareholders for approval.

Accordingly, we are asking you to approve a new sub-advisory agreement for the Fund.  Essentially, it is the same agreement that was in effect prior to the merger.  The services to be provided under the new agreement are identical to the services provided under the original and interim agreements. The sub-advisory fees charged to your Fund will not change if you approve the new sub-advisory agreement by voting FOR the proposal.

The Trustees have given full and careful consideration to this matter and unanimously recommend that you vote “FOR” the proposal.

Your vote is important.  To assure your representation at the meeting, please vote by signing and dating the enclosed proxy and returning it promptly in the accompanying envelope, whether or not you expect to be present at the meeting. You may also vote by telephone or over the internet. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Very truly yours,

Dave Gautsche
President

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.

MMA PRAXIS MUTUAL FUNDS

MMA Praxis International Fund
303 Broadway, Suite 900
Cincinnati, Ohio 45202

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held February 27, 2009

NOTICE IS GIVEN HEREBY that a special meeting of shareholders of the MMA Praxis International Fund (the “Fund”) will be held at the offices of J.P. Morgan, 303 Broadway, Suite 900 Cincinnati, Ohio 45202, February 27, 2009 at 10:00 a.m. (Eastern time) to consider and vote on the following matter:

To approve a new investment sub-advisory agreement between Menno Insurance Service, Inc. d/b/a MMA Capital Management and Evergreen Investment Management Company, LLC, on behalf of the MMA Praxis International Fund, to become effective upon approval by shareholders.

Shareholders of record at the close of business on December 15, 2008 are entitled to notice of and to vote at this meeting and any adjournment thereof.

By order of the Board of Trustees,

Secretary
December 23, 2008

Please execute the enclosed proxy, thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States.  The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

MMA PRAXIS MUTUAL FUNDS

MMA Praxis International Fund
303 Broadway, Suite 900
Cincinnati, Ohio 45202

SPECIAL MEETING OF SHAREHOLDERS
To Be Held February 27, 2009

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Trustees (the “Trustees”) of the MMA Praxis International Fund (the “Fund”) of proxies for use at a special meeting of shareholders (the “Shareholder Meeting”) to be held at the offices of J.P. Morgan, 303 Broadway, Suite 900, Cincinnati, Ohio 45202 at 10:00 a.m. (Eastern time), February 27, 2009, and at any adjournment thereof.  This proxy statement and form of proxy were first mailed to shareholders on or about January 5, 2009.

The purpose of the Shareholder Meeting is to consider a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) between Evergreen Investment Management Company, LLC, the Fund’s investment sub-adviser (the “Sub-Adviser”), located at 200 Berkeley Street, Boston, Massachusetts 02116, and Menno Insurance Service, Inc. d/b/a MMA Capital Management, the Fund’s investment adviser (the “Adviser”), located at 1110 N. Main Street, Goshen, Indiana 46528, on behalf of the Fund.

PROPOSAL TO APPROVE OR DISAPPROVE
A NEW INVESTMENT SUB-ADVISORY AGREEMENT
WITH EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

The Sub-Adviser has managed the Fund’s investments since January 1, 2004 pursuant to a Sub-Advisory Agreement dated January 1, 2004 (the “Original Sub-Advisory Agreement”).  The Original Sub-Advisory Agreement was approved by shareholders at a special shareholder meeting on December 17, 2003, in accordance with requirements under the Investment Company Act of 1940 (the “1940 Act”).  It was approved for an initial one-year term and has since been renewed annually by the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act (the “Independent Trustees”).

The Change of Control Transaction. Under the 1940 Act, a transaction that results in a change of control of an investment adviser (or sub-adviser) may be deemed to cause an “assignment” of the sub-advisory agreement with that investment adviser (or sub-adviser).  The 1940 Act further provides that a sub-advisory agreement will terminate automatically in the event of its assignment.

[Note:  if new material facts become available before definitive proxy materials filings, the remainder of this section may need to be updated accordingly.]

On October 3, 2008, Wachovia Corporation (“Wachovia”), the parent company of the Sub-Adviser, and Wells Fargo & Company (“Wells Fargo”) announced that Wells Fargo had agreed to purchase Wachovia, including all of Wachovia's investment advisory businesses, in a stock-for-stock merger transaction.

Wachovia and Wells Fargo entered into an Agreement and Plan of Merger on October 3, 2008 that provides for Wachovia to merge into Wells Fargo, with Wells Fargo the surviving corporation.  The merger requires the approval of Wachovia shareholders, customary approvals of regulators, and the satisfaction of other closing conditions.  Although there is no assurance that the merger will be completed, if the approvals are obtained and the other closing conditions are satisfied or waived, Wachovia and Wells Fargo anticipate that the merger will close by the end of 2008.  Once the merger is completed, the Sub-Adviser will be an indirect wholly owned subsidiary of Wells Fargo.  The Sub-Adviser has represented to the Trustees that it does not currently anticipate any changes to its services or the Fund’s investment team to result from this merger transaction.

In connection with the plan of merger, as an initial step, Wachovia and Wells Fargo entered into a Share Exchange Agreement on October 3, 2008.  Under the Share Exchange Agreement, Wachovia agreed to issue preferred shares to Wells Fargo representing a 39.9% voting interest in Wachovia.  Wachovia issued the preferred shares to Wells Fargo after the close of business on October 20, 2008 (the “Preferred Share Exchange”).  Wells Fargo has stated that it intends to vote those shares in favor of the merger.

Because the Preferred Share Exchange (as well as the overall merger transaction) might be considered to cause a change of control of the Sub-Adviser and therefore an assignment and termination of the Original Sub-Advisory Agreement, the Board has taken steps that are intended to ensure that a written sub-advisory agreement with the Sub-Adviser remains in effect for the Fund.

The Interim Sub-Advisory Agreement.  On the morning of October 20, 2008, with the prospect of the Preferred Share Exchange closing later that day, the Board of Trustees met by telephone to approve an interim sub-advisory agreement.  In accordance with the 1940 Act and Rule 15a-4 under the 1940 Act, the Trustees, including the Independent Trustees, voted unanimously to terminate the Original Sub-Advisory Agreement effective immediately prior to the closing of the Preferred Share Exchange and to approve an interim sub-advisory agreement dated October 20, 2008 (the “Interim Sub-Advisory Agreement”), to become effective immediately upon the closing of the Preferred Share Exchange.

Pursuant to this Interim Sub-Advisory Agreement, the Sub-Adviser may continue to manage the Fund’s investments for 150 days (until March 19, 2009) or until a new sub-advisory agreement is approved by a vote of a majority of the outstanding voting securities of the Fund, whichever is earlier.

The New Sub-Advisory Agreement.  On November 17, 2008, at an in-person meeting, the Board of Trustees, including the Independent Trustees, unanimously approved the New Sub-Advisory Agreement.  They also recommended that shareholders approve the New Sub-Advisory Agreement and authorized the officers of the Fund to take steps to seek to obtain shareholder approval (including preparing and sending this proxy statement and convening the Shareholder Meeting).  The terms and conditions of the New Sub-Advisory Agreement are substantially identical to those of the Original Sub-Advisory Agreement and the Interim Sub-Advisory Agreement.  The fees under all three agreements are unchanged.

Under the New Sub-Advisory Agreement, the Sub-Advisor will be obligated to continue to provide the same services, and be held to the same standard of care, as is provided for under the Original Sub-Advisory Agreement and the Interim Sub-Advisory Agreement.  For example, subject to the supervision of the Trustees and the Adviser, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser will provide services under the New Sub-Advisory Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s currently effective prospectus and statement of additional information, as well as in accordance with the provisions of the Fund’s Declaration of Trust and By-laws.  The Sub-Adviser will be responsible for determining the securities and investments to be purchased, sold or retained by the Fund in accordance with the Adviser’s stewardship investing guidelines and screens.  The services will be non-exclusive, so the Sub-Adviser will be permitted to furnish similar services to others so long as its services to the Fund under the New Sub-Advisory Agreement are not impaired.  The Sub-Adviser generally will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with providing services, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement.

Under the New Sub-Advisory Agreement, the Sub-Adviser will continue to receive a fee, computed and accrued daily and paid monthly, at an annual rate of 0.48% of the average value of the daily net assets of the Fund up to and including $100 million, and 0.45% on assets above $100 million.  This is the same fee rate that the Sub-Adviser received from the Adviser under the Original Sub-Advisory Agreement and currently receives under the Interim Agreement.  For services provided pursuant to the Original Sub-Advisory Agreement for the fiscal year ended December 31, 2007, the Sub-Adviser received fees of $834,820 from the Adviser.

If the New Sub-Advisory Agreement is approved by shareholders of the Fund, it will become effective upon shareholder approval.  The New Sub-Advisory Agreement provides that it will remain in force for an initial term of just under one year (ending on December 31, 2009) and that it will continue in effect from year to year thereafter, subject to annual approval by the Trustees, including by a majority of the Independent Trustees, in accordance with procedural requirements under the 1940 Act.

The form of the New Sub-Advisory Agreement, marked to show changes from the Original Sub-Advisory Agreement, is attached as Exhibit A.  The description set forth in this Proxy Statement of the New Sub-Advisory Agreement is qualified in its entirety by reference to Exhibit A.

Differences Among the Sub-Advisory Agreements.  As noted above, the terms and conditions of the New Sub-Advisory Agreement are substantially identical to those of the Original Sub-Advisory Agreement and the Interim Sub-Advisory Agreement.  There are several minor differences, however, which are described in this section.

Dates. As one would expect, the effective date of each agreement is different, since one agreement picks up where the prior one leaves off.

Introduction.  Each agreement contains an introductory section in the form of “whereas clauses” that set out certain factual predicates for the agreement, a common drafting approach to agreements of this type.  Because some of these whereas clauses refer to a prior agreement, dates of approvals for a prior agreement, and/or whether a prior agreement was approved by shareholders, there are some variations in the clauses among the agreements.

Notice.  Like any agreement of this type, the agreements identify a contact at each party to send instructions, notices and other correspondence, and specify acceptable methods for sending that information (for example, by mail).  The Interim Sub-Advisory Agreement and New Sub-Advisory Agreement contain updated contact information for the Sub-Adviser and also clarify that information may be sent via facsimile.

Term.  As required by applicable rules under the 1940 Act, the term of the Interim Agreement is limited to no more than 150 days.  In contrast, both the Original Sub-Advisory Agreement and the New Sub-Advisory Agreement have an initial term of approximately one-year, and can be renewed annually for additional one-year periods by a vote of the Trustees or shareholders, in accordance with procedural requirements provided by the 1940 Act.

Termination.  The Original Sub-Advisory Agreement required the Fund to provide the Sub-Adviser 60 days advance notice of a termination authorized by the Board or shareholders.  To give the Fund greater flexibility in the future, the New Sub-Advisory Agreement, like the Interim Sub-Advisory Agreement, permits termination by the vote of the Board or shareholders immediately upon providing notice to the Sub-Adviser.

Board Considerations.  At its November 17, 2008 in-person meeting, the Board of Trustees, which is comprised of a majority of Independent Trustees, unanimously approved the New Sub-Advisory Agreement and recommended that it be furnished to shareholders for approval.  In reaching its decision, the Trustees considered information furnished to them throughout the year at regular and special Board meetings, as well information prepared specifically in connection with the contract renewal process that took place at various telephonic and in-person meetings during October and November 2008.  The Trustees discussed the overall merger transaction, including the Preferred Share Exchange, the projected timing for the closing of the merger, and the resulting structure of the Sub-Adviser’s ultimate parent.  In determining to approve the New Sub-Advisory Agreement and to recommend that it be furnished to shareholders for approval, the Trustees reviewed and evaluated all of this information and factors they believed, in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment, to be relevant and appropriate.  The Trustees’ decision was not based on any single factor.  Each Trustee may have weighed certain factors differently.

Factors that were considered by the Trustees include: (1) the performance of the Fund as compared with similar mutual funds and relevant indices; (2) the nature and the quality of the services expected to be rendered to the Fund by the Sub-Adviser; (3) the investment objective and policies of the Fund; (4) the level of fees paid to the Sub-Adviser as compared with similar mutual funds; (5) that the compensation payable to the Sub-Adviser under the New Sub-Advisory Agreement will be at the same rate as the compensation paid under the Original Sub-Advisory Agreement and Interim Sub-Advisory Agreement; (6) that the terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Original Sub-Advisory Agreement and Interim Sub-Advisory Agreement; (7) the history, reputation, qualification and background of the Sub-Adviser, as well as the qualifications of its key investment personnel; (8) the financial condition of the Sub-Adviser and Wells Fargo & Company; (9) the Sub-Adviser’s representation to the Trustees that it does not currently anticipate any changes to its operations or investment personnel to result from the merger transaction; and (10) that the Fund will not bear the expenses of the transaction or any of the costs of preparing and mailing proxy materials to shareholders.

After carefully considering this matter, the Board of Trustees, which is comprised of a majority of Independent Trustees, unanimously determined to approve the New Sub-Advisory Agreement and to recommend its approval to Fund shareholders.

If shareholders approve the New Sub-Advisory Agreement, the Sub-Adviser will serve as sub-adviser under the New Sub-Advisory Agreement effective as of the date of the shareholder vote.  In the event that shareholders do not approve the New Sub-Advisory Agreement, the Trustees will consider other options.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE
THE NEW SUB-ADVISORY AGREEMENT.

OTHER INFORMATION

Other Similar Funds Managed.  The following table contains certain information regarding funds for which the Sub-Adviser provides investment advisory services and which may have similar investment objection and policies as the Fund.

[Table to be Inserted]

Administrator.  J.P. Morgan Chase Bank, N.A. serves as the Fund’s administrator, transfer agent, and accounting and pricing agent.  The address of J.P. Morgan is 303 Broadway, Suite 900, Cincinnati, Ohio 45202.

Investment Adviser.  MMA Capital Management serves as principal investment adviser to the Fund.  The address of MMA Capital Management is 1110 N. Main Street, Goshen, Indiana 46528.

Investment Sub-Adviser.  Prior to the merger transaction, the Sub-Adviser was an indirect, wholly-owned subsidiary of Wachovia Corporation, a North Carolina-based, multi-bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder. The Sub-Adviser has a team of investment professionals specializing in international investment management and, as of September 30, 2008, had approximately $209 billion in assets under management.  After the merger transaction closes, the Sub-Adviser will be an indirect, wholly-owned subsidiary of Wells Fargo & Company.

Set forth below are the names and principal occupations of the directors and the principal executive officers of the Sub-Adviser.  The Sub-Adviser’s principal address is 200 Berkeley Street, Boston, Massachusetts 02116.

Name Principal and Occupation(s)
W. Douglas Munn, Chief Operating Officer and Director
Dennis H. Ferro, President of EIMC and the Evergreen Funds
Michael H. Koonce, Chief Legal Officer of EIMC and Secretary of the Evergreen Funds
Richard S. Gershen, Executive Managing Director
Barbara A. Lapple, Chief Compliance Officer
Matthew C. Moss, Chief Financial Officer
J. David Germany, Chief Investment Officer

For the year ended December 31, 2007 no commissions were paid to any affiliate of the Funds, the Adviser or the Sub-Adviser.

Shareholder Reports.  The Fund will furnish, without charge, a copy of its Semi-Annual Report dated June 20, 2008, and its Annual Report dated December 31, 2007, to you upon request. Send requests for the Reports to MMA Praxis Mutual Funds, 303 Broadway, Suite 900, Cincinnati, Ohio 45202 or call, toll free, 1-800-977-2947.  Copies of the Reports may also be obtained on the Fund’s website at www.mmapraxis.com.

Underwriter.  IFS Fund Distributors, Inc. serves as the Fund’s principal underwriter. The address of IFS Fund Distributors, Inc. is 303 Broadway, Suite 1100, Cincinnati, Ohio 45202. IFS Fund Distributors, Inc. is a wholly-owned indirect subsidiary of The Western and Southern Life Insurance Company.

Wells Fargo & Company.  Wells Fargo & Company, headquartered in San Francisco, California, is a diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores, the internet and other distribution channels across North America and internationally.  Wells Fargo is located at 420 Montgomery Street, San Francisco, California 94104.  Wachovia is a bank holding company in the United States located at 301 South College Street, Charlotte, North Carolina 28288-0013.

Other Fees Paid by the Fund to the Sub-Adviser.  During the fiscal year ended December 31, 2007, the Sub-Adviser and its first- and second-tier affiliates received no fees from the Fund.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

The Trustees have fixed the close of business on December 15, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Shareholder Meeting or any adjournment thereof.  As of the record date there were ______________ shares of beneficial interest, no par value, of the Fund outstanding.  All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

As of December 15, 2008, the following person(s) owned of record or were known by the International Fund to own beneficially 5% or more of the International Fund’s shares:

Title of Class	Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class Outstanding (%)

The affirmative vote of a majority of the outstanding voting securities of the Fund is required for approval of the New Agreement.  The vote of a majority of the outstanding voting securities means the vote of the lesser of (i) 67% or more of the shares of the Fund present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.  A quorum (the percentage of shares necessary to conduct business at the Shareholder Meeting) consists of 40% or more of the outstanding shares of the Fund.

If a quorum is not present at the meeting, or if a quorum is present at the meeting but sufficient votes to approve are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. The persons named as proxies will vote in favor of an adjournment those votes that may be voted in favor of the proposal. A shareholder vote may be taken on the proposal in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.  Abstentions and “broker non-votes” are counted for purposes of determining whether a quorum is present but do not represent votes cast, which has the same effect as a vote against the proposal.  “Broker non-votes” are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to the proposal because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

The Trustees of the Fund intend to vote all of their shares in favor of the proposal described herein.  On December 15, 2008, all Trustees and officers as a group owned of record or beneficially ____% of the outstanding shares of the Fund.

A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon.  A proxy that is properly executed but has no voting instructions as to the proposal will be voted for the proposal.  A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Trust an instrument revoking the proxy, or by submitting a proxy bearing a later date, or by attending and voting at the meeting.

The Adviser has retained Computershare to solicit proxies for the special meeting. Computershare is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting brokers, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services.  The anticipated cost of such services is approximately $10,780 and will be paid by the Sub-Adviser.  The Sub-Adviser will also pay the printing and postage costs of the solicitation.

In addition to solicitation through the mail, proxies may be solicited by officers, employees and agents of the Fund without additional cost to the Adviser.  Such solicitation may be by telephone, facsimile or otherwise.  The Sub-Adviser will reimburse brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation material to the beneficial owners of shares held of record by such persons.

HOUSEHOLDING NOTICE

Only one Annual Report is being delivered to multiple shareholders sharing an address unless the Fund has received contrary instructions from one or more of the shareholders.  The Fund will deliver promptly upon written or oral request a separate copy of the Annual Report to a shareholder at a shared address to which a single copy of the Annual Report was delivered.  You can notify the Fund that you wish to receive a separate Annual Report by writing MMA Praxis Mutual Funds, 303 Broadway, Suite 900, Cincinnati, Ohio 45202 or call, toll free, 1-800-977-2947.  If you wish to receive a separate Annual Report in the future, notify the Fund by writing MMA Praxis Mutual Funds, 303 Broadway, Suite 900, Cincinnati, Ohio 45202 or call, toll free, 1-800-977-2947.  If you are shareholders of the Fund sharing an address and are receiving multiple copies of the Annual Report, you can request delivery of a single copy of the Annual Report by writing MMA Praxis Mutual Funds, 303 Broadway, Suite 900, Cincinnati, Ohio 45202 or call, toll free, 1-800-977-2947.

OTHER BUSINESS

The proxy holders have no present intention of bringing any matter before the meeting other than that specifically referred to above or matters in connection with or for the purpose of effecting the same.  Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others.  If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its Proxy Statement and form of Proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

By Order of the Board of Trustees,

Date: December 23, 2008

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.

EXHIBIT A

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this [  ] day of [   ],  between Menno Insurance Service, Inc. d/b/a MMA Capital Management (the “Adviser”), and Evergreen Investment Management Company, LLC (the “Sub-Adviser”)

WHEREAS, MMA Praxis Mutual Funds (the “Trust”) is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, MMA Praxis International Fund (the “Fund”) is a separate investment series of the Trust; and

WHEREAS, the Adviser has been appointed investment adviser to the Fund; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund and the Sub-Adviser is willing to do so; and

WHEREAS, the Adviser and the Sub-Adviser are each duly registered with the Securities and Exchange Commission (the “Commission”) as investment advisers and their respective registrations are current and in good order; and

WHEREAS, the sub-investment advisory agreement made the 20th day of October, 2008 between the Adviser and the Sub-Adviser was terminated immediately prior to the effective time of this Agreement; and

WHEREAS, the Board of Trustees of the Trust (the “Board”) and the Fund’s shareholders have approved this Agreement, and the Sub-Adviser is willing to furnish such services upon terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows;

1.           Appointment.  The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.           Sub-Advisory Services.  Subject to the supervision of the Board and the Adviser, the Sub-Adviser shall assist the Adviser in providing a continuous investment program with respect to the Fund’s portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser may determine the securities and investments to be purchased, sold or retained by the Fund in accordance with the Adviser’s stewardship investing guidelines.  In cooperation with the Sub-Adviser, the Adviser will provide guidance regarding individual securities and/or sectors that shall not be purchased for the Fund and reserves the right to remove securities from the Fund that do not meet the Adviser’s social screens. The Sub-Adviser may place orders directly with the issuer or any broker or dealer for such securities and investments. The Sub-Adviser will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s currently effective prospectus and statement of additional information, the Trust’s Declaration of Trust and By-laws, each as amended from time to time, and resolutions of the Board applicable to the Fund, each as provided to the Sub-Adviser by the Adviser.  The Sub-Adviser shall have authority to enter into and execute agreements on behalf of the Fund relating to the acquisition or disposition of investment assets and the execution of portfolio transactions pursuant to the Sub-Adviser’s management of the Fund under this Agreement. Such agreements may include foreign exchange contracts and other transactional agreements. Nothing contained herein, however, shall be deemed to authorize the Sub-Adviser to take or receive physical possession of any cash or securities held in the Fund, it being intended that sole responsibility for safekeeping thereof (in such investments as the Sub-Adviser shall direct) and the consummation of all such purchases, sales, deliveries, and investments made pursuant to the Sub-Adviser’s direction shall rest upon the custodian for the Fund. The parties hereto also agree that the Sub-Adviser shall not receive or vote proxies or other similar solicitations on behalf of the Fund and that such proxies and other similar solicitations shall be voted by the Adviser in accordance with its procedures. The Sub-Adviser warrants that all actions taken in the exercise of the power herein granted to the Sub-Adviser will be taken solely and exclusively for the benefit of the Fund.

Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it:

(a)	will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)
will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

(c)
will place or cause to be placed orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, the Adviser, the Sub-Adviser or any affiliated person of the Trust, BISYS Fund Services, the Sub-Adviser or the Adviser, except to the extent permitted by the 1940 Act and the Commission. The Adviser shall provide to the Sub-Adviser a list of each affiliate of the Adviser and the Trust immediately upon entering into this Agreement and shall notify the Sub-Adviser immediately in writing in the event of any changes to such list. Any action taken for the purpose of this Agreement by the Adviser and/or the Fund, at the discretion of either or both, with regard to the placement of securities transactions shall be the Adviser’s and the Fund’s sole liability and responsibility, including the performance of any broker.

The Sub-Adviser may use one or more of its affiliated, or other parties related to the Sub-Adviser, as brokers for effecting securities transactions for the Fund, and pay, on behalf of the Fund, fair and reasonable brokerage commissions therefor, but only in accordance with procedures adopted by the Fund pursuant to Rule 17e-l;

(d)
will maintain or cause to be maintained all books and records with respect to the securities transactions of the Fund and will furnish the Board with such periodic and special reports as the Board may request and allow for inspection of said books and records upon reasonable request;

(e)
will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund and prior, present, or potential shareholder, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, or as required by applicable law, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil and criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

(f)
will keep the Adviser informed of developments materially affecting the Fund and will, on the Sub-Adviser’s own initiative and as reasonably requested by the Adviser, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose;

(g)
will maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of securities transactions;

(h)
will immediately notify the Adviser and the Trust in the event that the Sub-Adviser: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory authority;

(i)	will immediately forward to the Adviser, upon receipt, any correspondence from the Commission or other regulatory authority that relates to the Fund;

(j)
will cause the Fund to comply with the requirements of (i) Section 85l(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) regarding derivation of income from specified investment activities, and (ii) Section 851(h)(4) of the Code regarding diversification of the Fund’s assets;

(k)
will be responsible for maintaining an appropriate compliance program to ensure that the services provided by the Sub-Adviser under this Agreement are performed in a manner consistent with the applicable laws and the terms of this Agreement. The Sub-Adviser agrees to provide such reports and certifications regarding its compliance program as the Adviser or the Trust shall reasonably request from time to time; and

(l)
will maintain a written Code of Ethics that complies with the requirements of Rule 17j-l under the 1940 Act. The Sub-Adviser certifies that it has adopted procedures reasonably necessary to prevent its “access persons,” as such term is defined in Rule 17j-l, from violating the Code of Ethics. The Sub-Adviser shall notify the Board upon the adoption of any material change to its Code of Ethics so that the Board, including a majority of the Trustees who are not interested persons of the Trust, may approve such change not later than six months after its adoption by the Sub-Adviser, as required by Rule 17j-l. The Sub-Adviser also shall provide the Trust with a copy of any amendments to its Code of Ethics that do not represent a material change to such Code. Within 45 days of the end of each calendar year while this Agreement is in effect (or more frequently if required by Rule l7j-l or as the Trust may reasonably request), the Sub-Adviser shall provide the Board with a written report that, as required by Rule 17j-1: (i) describes any issue arising under the Sub-Adviser’s Code of Ethics or related procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or related procedures and sanctions imposed in response to material violations, and (ii) certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics. Upon the written request of the Trust, the Sub-Adviser shall permit the Trust to examine the reports to be made by the Sub-Adviser under Rule 17j-l(d) and the records the Sub-Adviser maintains pursuant to Rule l7j-1(f).

3.           Services Not Exclusive.  Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as it services under this Agreement are not impaired thereby. The Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their clients which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Sub-Adviser or its affiliates may purchase or sell for their own account or for the account of any other client, if in the Sub-Adviser’s sole discretion, such action or such recommendation is undesirable or impractical for the Fund. Nothing in this Agreement shall limit or restrict the Sub-Adviser or its affiliates from trading for their own account. The Sub-Adviser and its affiliates or other clients may have or trade in investments which are at the same time being traded for the Fund. The Sub-Adviser shall have no obligation to acquire for the Fund a position which the Sub-Adviser or its affiliates may acquire for their own or the account of another client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor any client or class of clients in the allocation of investment opportunities.

4.           Books and Records.  In compliance with the requirements of Rule 3la-3 under the l940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

5.           Expenses.  During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities’ commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

6.           Compensation.  For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly, calculated at the annual rate of 0.48% of the Fund’s average daily net assets up to and including $100 million, and 0.45% of the Fund’s average daily net assets over $100 million.

7.           Limitation of Liability.  The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute waiver or limitation of any rights which the undersigned may have under any federal and state securities laws.

8.           Duration and Termination.  Unless sooner terminated, this Agreement shall continue until December 31, 2009, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement (the “Independent Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time on 60 days’ notice by the Adviser or the Sub-Adviser,  or at any time without penalty by the Board or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or in the event of the termination of the management agreement between the Adviser and the Trust (the “Management Agreement”).

9.           Sub-Adviser’s Representations.  The Sub-Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

The Sub-Adviser further represents and warrants that the Sub-Adviser has reviewed the portion of (i) the registration statement filed with the Commission, as amended from time to time for the Fund (the “Registration Statement”), in the form received from the Adviser with respect to the disclosure about the Sub-Adviser and the Fund of which the Sub-Adviser has knowledge, and except as advised in writing to the Adviser such Registration Statement, including the prospectus and any supplement contain, as of its date, no untrue statement of any material fact of which the Sub-Adviser has knowledge and do not omit any statement of a material fact of which the Sub-Adviser has knowledge which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further agrees to notify the Adviser of any changes that would cause the Registration Statement, including the prospectus for the Fund to contain any untrue statement of a material fact or to omit to state a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Sub-Adviser and Fund information of which the Sub-Adviser has knowledge.

The Sub-Adviser also represents and warrants that for the entire time this Agreement is in effect and for a period of two years thereafter, the Sub-Adviser will maintain a claims made bond issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Sub-Adviser, at a minimum level of $3 million which provides coverage for acts or alleged acts which occur during the period of this Agreement.

10.           Use of Names.

(a)
The Sub-Adviser acknowledges and agrees that the names MMA Praxis, MMA Capital Management and MMA Praxis International Fund (whether used by themselves or in combination with other words), and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Trust, the Adviser and their affiliates have the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names MMA Praxis, MMA Capital Management and MMA Praxis International Fund, and associated abbreviations and logos, only in connection with the Sub-Adviser’s performance of its duties hereunder. Further, in any written communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to MMA Praxis, MMA Capital Management or MMA Praxis International Fund or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Sub-Adviser from referring to the performance of the Fund in the Sub-Adviser’s marketing material as long as such marketing material does not constitute “sales literature” or “advertising” for the Fund, as those terms are used in the rules, regulations and guidelines of the Commission and the National Association of Securities Dealers, Inc.

(b)
The Adviser acknowledges and agrees that in any written communication with the public and in any marketing communications of any sort, the Adviser will obtain prior written approval from the Sub-Adviser before referring to the Sub-Adviser or any abbreviations or logos associated with the Sub-Adviser.

11.           Indemnifications.

(a)
The Sub-Adviser agrees to indemnify and hold harmless the Adviser and the Trust against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof), to which the Adviser or the Trust may become subject arising out of or based on the breach by the Sub-Adviser of any provisions of this Agreement or any wrongful action by the Sub-Adviser; provided, however, that the Sub-Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Sub-Adviser and the Adviser or the Trust, as the case may be, shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Adviser’s or the Trust’s willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Adviser or the Trust of its duties. The foregoing indemnification shall be in addition to any rights that the Adviser or the Trust may have at common law or otherwise. The Sub-Adviser’s agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Adviser or the Trust, be controlled by the Adviser or the Trust, or be under common control with the Adviser or the Trust and their affiliates, trustees, officers, employees and agents. The Sub-Adviser’s agreements in this paragraph shall also extend to any of the Trust’s, Fund’s and Adviser’s successors or the successors of the aforementioned affiliates, trustees, officers, employees or agents.

(b)
The Adviser agrees to indemnify and hold harmless the Sub-Adviser against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof), to which the Sub-Adviser may become subject arising out of or based on the breach by the Adviser of any provisions of this Agreement or the Management Agreement, or any wrongful action by the Adviser or its affiliates in the distribution of the Fund’s shares, or any wrongful action by the Trust other than wrongful action that was caused by the breach by the Sub-Adviser of the provisions of this Agreement; provided, however, that the Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Adviser and the Sub-Adviser shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Sub-Adviser of its duties. The foregoing indemnification shall be in addition to any rights that the Sub-Adviser may have at common law or otherwise. The Adviser’s agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Sub-Adviser, be controlled by the Sub-Adviser or be under common control with the Sub-Adviser and to each of the Sub-Adviser’s and to each such person’s respective affiliates, trustees, officers, employees and agents. The Adviser’s agreements in this paragraph shall also extend to any of the Sub-Adviser’s successors or the successors of the aforementioned affiliates, trustees, officers, employees or agents.

12.           Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.           Governing Law.  This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.

14.           Notices.  All notices, instructions, or advice permitted or required under this Agreement shall be deemed to have been properly given if sent (i) by registered U.S. mail, first class postage prepaid, return receipt requested, (ii) or by overnight courier, or (iii) by facsimile transmission, all addressed as follows:

If to the Fund:

Attention: __________

MMA Capital Management
1110 N. Main Street
Goshen, IN 46526
Fax Number __________

If to the Sub-Adviser:

Attention: __________

Evergreen Investment Management Company, LLC
401 South Tryon Street, Mail Code:  NC 0969
Charlotte, NC 28288
Fax Number __________

15.           The Fund and the Adviser acknowledge receipt of the Sub-Adviser’s Form ADV, Part II, at least 48 hours in advance of entering into this Agreement.

16.           Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be effective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction.

IN WITNESS WHEREOF, the parties thereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

MENNO INSURANCE SERVICE, INC. d/b/a

MMA CAPITAL MANAGEMENT

By:

Name:

Title:

EVERGREEN INVESTMENT MANAGEMENT

COMPANY, LLC

By:

Name:

Title: